                                                                  EXHIBIT 4.3(f)

                                                          ANNEX V
                                                            TO
                                                       NOTE PURCHASE
                                                          AGREEMENT

                     PATENT AND TRADEMARK SECURITY AGREEMENT

         This PATENT AND TRADEMARK SECURITY AGREEMENT dated as of the 1st day of March 1999, made by Cephalon Inc., a Delaware corporation, ("Grantor") to Delta Opportunity Fund, Ltd., as collateral agent (in such capacity, the "Collateral Agent") on behalf of the Holders.


                                   WITNESSETH

         WHEREAS, Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of February 24, 1999 (as from time to time amended or supplemented, the "Note Purchase Agreements"), pursuant to which, among other things, the Buyers have agreed to purchase $30,000,000 aggregate principal amount of 11% Revenue Sharing Senior Secured Notes due 2002 (the "Notes");

          WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered this Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

          WHEREAS, Grantor has certain right, title and interest in certain U.S. patents and patent applications and U.S. trademarks;

          WHEREAS, Grantor wishes to grant to Collateral Agent a security interest in all of its property and assets to secure the performance of its obligations under the Notes;

          WHEREAS, the Grantor is contemporaneously entering into a Security Agreement with the Collateral Agent for the ratable benefit of the Holders;

          NOW, THEREFORE, in consideration of the premises and to induce the Buyers to purchase their respective Notes, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:


                                      TERMS

          1. Defined Terms. Unless otherwise defined herein, capitalized terms
             -------------
used herein
which are defined in the Notes are so used as so defined, and the meanings assigned to terms defined herein or in the Notes shall be equally applicable to both the singular and plural forms of such terms and shall have the following meanings:

         "Buyer" means any one of the several buyers party to a Note Purchase
          -----
Agreement.

         "Code" means the Uniform Commercial Code as from time to time in effect
          ----
in the Commonwealth of Pennsylvania.

         "Collateral" shall have the meaning assigned to it in Section 2 of this
          ----------
Patent and Trademark Security Agreement.

         "Event of Default" means:
          ----------------

         (1) the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Patent and Trademark Security Agreement as and when required by this Patent and Trademark Security Agreement; or

         (2) any representation and warranty made by the Grantor pursuant to this Patent and Trademark Security Agreement shall have been untrue in any material respect when made;

         (3) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Security Agreement as and when required by the Security Agreement;

         (4) any representation and warranty made by the Grantor pursuant to the Security Agreement shall have been untrue in any material respect when made; or

         (5) any Event of Default, as that term is defined in any of the Notes.

         "General Intangibles" shall have the meaning ascribed to it in the
          -------------------
Uniform Commercial Code in effect in the Commonwealth of Pennsylvania on the date hereof.

         "Holder" means any Buyer or any holder from time to time of any Note.
          ------

         "Lien" shall mean any lien, mortgage, security interest, chattel
          ----
mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "Obligations" shall mean:
          -----------

                  (1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Notes, this Agreement or the other Transaction Documents and the due performance and compliance with the terms of the Notes and the other Transaction Documents;

                  (2) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Collateral Agent's security interest in the Collateral; and

                  (3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) through (2) in accordance with the terms of the Notes and this Agreement, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

         "Patent and Trademark Security Agreement" means this Patent and
          ---------------------------------------
Trademark Security Agreement, as amended, supplemented or otherwise modified from time to time.

         "Patent Licenses" means the license agreements, as amended, identified
          ---------------
in Exhibit A hereto as it may be amended, supplemented or otherwise modified from time to time.

         "Patent(s)" means all U.S. patents and patent applications, including
          ---------
any and all extensions, reissues, substitutes, continuations, continuations-in-part, patents of addition, and renewals thereof, and patents issuing therefrom, as necessary to use and sell modafinil to make, have made, use or sell pharmaceutical compositions containing modafinil (the "Pharmaceutical Compositions") in the United States, its territories and possessions, and conveyed by a Patent License as such Patent License may be amended, supplemented or otherwise modified from time to time. The term shall also include U.S. Patent 5,618,845 entitled "Acetamide Derivative Having Defined Particle Size," specifically identified in Exhibit B hereto, including any and all extensions, reissues, substitutes, continuations, continuations in part, patents of addition, and renewals thereof.

         "Proceeds" shall have the meaning ascribed to it in the Uniform
          --------
Commercial Code in effect in the Commonwealth of Pennsylvania on the date hereof.

         "Security Agreement" means that certain Security Agreement, dated as of
          ------------------
March 1, 1999, between the Grantor and the Collateral Agent.

         "Trademark License" means the license agreement, as amended, identified
          -----------------
in Exhibit C hereto as it may be amended, supplemented or otherwise modified from time to time.

         "Trademarks" means (a) all U.S. trademarks, trade names, corporate
          ----------
names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor adopted for use in conjunction with the sale of Phamaceutical Compositions, now existing in the United States or hereinafter adopted or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, that identified in Exhibit C hereto as being conveyed under the Trademark License as it may be amended, supplemented or otherwise modified from time to time, and (b) all renewals thereof.

         2.  Grant of Security Interest. As collateral security for the prompt
             --------------------------
and complete payment and performance when due of the Obligations, the Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a continuing first priority security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire right, title or interest (collectively, the "Collateral"):

         All General Intangibles and Proceeds arising from all Patents, all Patents Licenses, all Trademarks and all Trademark Licenses; all Patents; all Patent Licenses; all Trademarks; all Trademark Licenses; to the extent not otherwise included, all proceeds and products of any and all of the foregoing.

         3.  Representations and Warranties. The Grantor hereby represents and
             ------------------------------
warrants that:

         (a) Title; No Other Liens. Except for the Lien granted to the
             ---------------------
Collateral Agent for the ratable benefit of the Holders pursuant to this Patent and Trademark Security Agreement and the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to the terms of the Security Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except as permitted by Section 3.9 of the Notes. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent, for the ratable benefit of the Holders, pursuant to this Patent and Trademark Security Agreement or the Security Agreement.

         (b) Perfected First Priority Liens. The Liens granted pursuant to this
             ------------------------------
Patent and Trademark Security Agreement will constitute upon the completion of all the filings or notices listed in Exhibit D hereto, which Exhibit includes
                                     ---------
all UCC-1 financing statements to be filed pursuant to the terms of the Security Agreement and all requisite filings to be made with the U.S. Patent and Trademark Office in the form substantially similar to that of Exhibit F and
                                                              ---------
Exhibit G, perfected Liens on all Collateral, which are prior to all other Liens
---------
on such Collateral and which are enforceable as such against all creditors of the Grantor.

         (c) Consents. No consent (other than consents that have been obtained)
             --------
of any party (other than the Grantor) to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Patent and Trademark Security Agreement.

         (d) Chief Executive Office. The Grantor's chief executive office and
             ----------------------
chief place of business is located at 145 Brandywine Parkway, West Chester, Pennsylvania 19380.

         (e) Authority. The Grantor has full power, authority and legal right to
             ---------
enter into this Patent and Trademark Security Agreement and to grant the Collateral Agent the Lien on the Collateral pursuant to this Patent and Trademark Security Agreement.

         (f) Due Execution and Delivery. This Patent and Trademark Security
             --------------------------
Agreement has been duly executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms.

         (g) No Violation. The execution, delivery and performance of this
             ------------
Patent and Trademark Security Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Grantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Grantor is a party or which purports to be binding upon the Grantor or upon any of its assets and will not result in the creation or imposition of any Lien on any of the assets of the Grantor except as contemplated by this Patent and Trademark Security Agreement.

         (h) No Consent or Approval. No consent, filing, approval,
             ----------------------
registration, recording, registration or other action is required (x) for the grant by the Grantor of the Lien on the Collateral pursuant to this Patent and Trademark Security Agreement or for the execution, delivery or performance of this Patent and Trademark Security Agreement by the Grantor, or (y) to perfect the Lien purported to be created by this Agreement, in each case except as contemplated by Section 3(b) above.

         4.  Covenants. The Grantor covenants and agrees with the Collateral
             ---------
Agent that from and after the date of this Patent and Trademark Security Agreement until the payment or performance in full by the Grantor of all of its obligations under the Transaction Documents:

         (a) Further Documentation. At any time and from time to time, upon the
             ---------------------
written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Patent and Trademark Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any such jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Patent and Trademark Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         (b) Indemnification. The Grantor agrees to pay, and to save the
             ---------------
Collateral Agent and each Holder harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by Grantor in complying with any law or regulation applicable to any of the Collateral or
(iii) in connection with this Patent and Trademark Security Agreement or any action taken by the Collateral Agent or any Holder in exercising its rights hereunder.

         (c) Maintenance of Records. The Grantor will keep and maintain at its
             ----------------------
own cost and expense satisfactory and complete records of the Collateral. For the further security of the Holders, the Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a security interest in all of the Grantor's books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

         (d) Limitation on Liens on Collateral. The Grantor (x) will not create,
             ---------------------------------
incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby or as permitted by Section 3.9 of the Notes, and (y) will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all persons whomsoever.

         (e) Limitations on Dispositions of Collateral. The Grantor will not
             -----------------------------------------
sell, transfer, assign, or sublicense any of the Collateral, or attempt, offer or contract to do so including, but not limited to, marketing and promotion thereof, or otherwise agreed to by the parties in writing.

         (f) Limitations on Modifications, Waivers, Extensions of Trademark
             --------------------------------------------------------------
Licenses. Except in the ordinary course of business, the Grantor will not (i)
--------
amend, modify, terminate or waive any provision of the Trademark License with respect to the Trademark in any manner which could reasonably be expected to materially adversely affect the value of such Trademark License as Collateral,
(ii) fail to exercise promptly and diligently each and every material right which it may have under each Trademark License with respect to any Trademarks. Additionally, the Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to such Trademark License.

         (g) Further Identification of Collateral. The Grantor will furnish to
             ------------------------------------
the Collateral Agent from time to time, upon the request of the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         (h) Notices. The Grantor will advise the Collateral Agent promptly, in
             -------
reasonable detail, at its address set forth in accordance with Section 15, (i) of any Lien on, or claim asserted against, any of the Collateral, other than as created hereby or as permitted hereby, and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Liens created hereunder.

         (i) Patents.
             -------

             (i) The Grantor will notify the Collateral Agent immediately if it knows, of has reason to know, that any application relating to any Patent may become abandoned or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership of any Patent.

             (ii) The Grantor will, with respect to any Patent that the Grantor obtains after the Issuance Date or any Patent License that the Grantor acquires after the Issuance Date, promptly (i) take all actions necessary so that the Collateral Agent shall obtain a perfected security interest in such Patent or Patent License and (ii) provide to the Collateral Agent a revised Exhibit A and Exhibit B, listing all
                                        ---------     ---------
         Patents and all Patent Licenses in which Grantor has an interest.

             (iii) Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patents or Patent Licenses, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under this Patent and Trademark Security Agreement and the Security Agreement.

             (iv) Subject to the terms of the Patent License, if applicable, the Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, to maintain and pursue each Patent including, without limitation, payment of maintenance fees.

             (v) Subject to the terms of the Patent License, if applicable, in the event that any Patent included in the Collateral is infringed by a third party, the Grantor shall promptly notify the Collateral Agent after it learns thereof and shall, if appropriate, sue for infringement, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, or take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Patent.

         (j) Trademarks.
             ----------

             (i)    The Grantor (either itself or through licensees) will,
         with respect to each Trademark identified in Exhibit C hereto as it may
                                                      ---------
         be amended, supplemented or otherwise modified from time to time, (i) continue to use or have used such Trademark to the extent necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Holders, shall obtain a first priority perfected security interest in the Company's interest in such mark pursuant to this Patent and Trademark Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

             (ii) The Grantor will promptly notify the Collateral Agent if any application or registration relating to any Trademark may become abandoned, canceled or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership interest in such Trademark or its right to register the same or to keep and maintain the same.

             (iii) The Grantor will, with respect to any Trademark that the Grantor registers after the Closing Date or any Trademark License that the Grantor acquires after the Closing Date, promptly (i) take all actions necessary so that the Collateral Agent, for the ratable benefit of the Holders, shall obtain a perfected security interest in such Trademark or Trademark License and (ii) provide to the Collateral Agent a revised listing of all registered Trademarks and all Trademark Licenses in which the Grantor has an interest.

             (iv) Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under the Transaction Documents.

             (v) Subject to the terms of the Trademark License, the Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

             (vi) Subject to the terms of the Trademark License, in the event that any Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall notify the Collateral Agent and shall, if appropriate, sue for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Grantor reasonably deems appropriate under the circumstances to protect such Trademark.

         (k) License Agreements. The Grantor shall comply with its obligations
             ------------------
under each of its Patent Licenses and Trademark Licenses.

         (l) Changes in Locations, Name, Etc. The Grantor will not (i) change
             -------------------------------
the location of its chief executive office/chief place of business from that specified in Section 3(d) or (ii) change its name, identity or corporate structure to such an extent that any statement filed by the Collateral Agent with the Patent and Trademark Office in connection with this Patent and Trademark Security Agreement would become misleading, unless it shall have given the Collateral Agent at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action to preserve and protect the Collateral Agent's security interest under this Patent and Trademark Security Agreement.

         5.  Collateral Agent's Appointment as Attorney-in-Fact.
             --------------------------------------------------

         (a) Powers. The Grantor hereby irrevocably constitutes and appoints the
             ------
Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent's discretion, during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Patent and Trademark Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Patent and Trademark Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law, to do the following:

             (i) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Grantor or its own name, or otherwise;

             (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

             (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to assign (along with the goodwill of the business pertaining thereto) any Patent or Trademark in the U.S. for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Patent and Trademark Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevo cable until the Grantor shall have paid and performed in full all of its obligations under this Patent and Trademark Security Agreement, the Note and the Security Agreement.

         (b) Other Powers. The Grantor also authorizes the Collateral Agent, at
             ------------
any time and from time to time, to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) No Duty on Collateral Agent's Part. The powers conferred on the
             ----------------------------------
Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         6.  Performance by Collateral Agent of Grantor's Obligations. If the
             --------------------------------------------------------
Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Patent and Trademark Security Agreement and following reasonable notice to the Grantor, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

         7.  Remedies. If Event of Default has occurred and is continuing, the
             --------
Collateral Agent may exercise, in addition to all other rights and remedies granted to them in this Patent and Trademark Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

         The Grantor further agrees, if an Event of Default has occurred and is continuing, and at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section shall relieve the Collateral Agent from liability arising solely from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

         8.  Limitation on Duties Regarding Preservation of Collateral. The
             ---------------------------------------------------------
Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

         9.  Powers Coupled with an Interest. All authorizations and agencies
             -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until Grantor has paid and performed in full all of its obligations under the Transaction Documents.

         10. Severability. Any provision of this Patent and Trademark Security
             ------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. Paragraph Headings. The paragraph headings used in this Patent and
             ------------------
Trademark Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         12. No Waiver; Cumulative Remedies. The Collateral Agent shall not by
             ------------------------------
any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein and in the Notes provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

         13. Waivers and Amendments; Successors and Assigns. None of the terms
             ----------------------------------------------
or provisions of this Patent and Trademark Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision of this Patent and Trademark Security Agreement may be waived, amended, supplemented or otherwise modified by the Collateral Agent only with the prior written approval of the Majority Holders. This Patent and Trademark Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and its successors and assigns. The Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         14. Termination of Security Interest; Release of Collateral. (a) Upon
             -------------------------------------------------------
the payment and performance in full by the Grantor of its obligations under the Transaction Documents, the security interest granted in the Collateral pursuant to this Agreement (the "Security Interest") shall terminate and all rights to the Collateral shall revert to the Grantor. At any time and from time to time prior to such termination of the Security Interest, the Collateral Agent shall release any of the Collateral with the prior written consent of the Majority Holders.

         (b) Upon any such termination of the Security Interest, the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the termination of the Security Interest and deliver to the Grantor all Collateral so released then in its possession.

         15. Notices. Any notices required or permitted to be given under the
             -------
terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown below or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at, 145 Brandywine Parkway, West Chester, Pennsylvania 19380, President (telephone line facsimile transmission number (510) 344-7563), and a copy shall also be given to: Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, Attention:
David R. King, Esq. (telephone line facsimile transmission number (215) 963-
5299), and in the case of any notice to the Collateral Agent, such notice shall be addressed to the Collateral Agent at, Delta Opportunity Fund c/o International Fund Administration, Inc., 48 Par la Ville Road, Suite 464, Hamilton HM11 Bermuda, Attention: Mr. Keith Bish (telephone line facsimile transmission number (441) 295-9637), and copies shall also be given to: Diaz & Altshul Advisors, LLC, 745 Fifth Avenue, Suite 1710, New York, New York 10151 (telephone line facsimile transmission number (212)751-5757) and Law Offices of Brian W. Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055).

         16. Concerning Collateral Agent. The Grantor acknowledges that the
             ---------------------------
rights and responsibilities of the Collateral Agent under this Patent and Trademark Security Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Patent and Trademark Security Agreement shall, as between the Collateral Agent and the Holders, be governed by Exhibit E hereto
                                                                ---------
and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, except as expressly provided in Sections 12 and 13, the Collateral Agent shall be conclusively presumed to be acting as agent for the Investors with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority. The Collateral Agent hereby waives for the benefit of the Holders any claim, right or Lien of the Collateral Agent against the Collateral arising under applicable law or arising from any business or transaction between the Collateral Agent and the Grantor other than pursuant to this Patent and Trademark Security Agreement or any of the other Transaction Documents.

         17. Integration. This Patent and Trademark Security Agreement
             -----------
represents the agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof not expressly set forth or referred to herein.

         18. Governing Law. This Patent and Trademark Security Agreement and the
             -------------
rights and obligations of the Grantor under this Patent and Trademark Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

                  IN WITNESS WHEREOF, the Grantor has caused this Patent and Trademark Security Agreement to be duly executed and delivered as of the date first above written.


                                                     CEPHALON, INC.

                                                     By:______________________
                                                        Name:
                                                        Title:

ACKNOWLEDGED AND AGREED:

 DELTA OPPORTUNITY FUND, LTD.

By: ______________________

STATE OF _____________ )
                       ) ss.
COUNTY OF ____________ )

                  On this ___ day of February 1999, before me personally appeared J. Kevin Buchi proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as Senior Vice President, Finance and Chief Financial Officer on behalf of Cephalon, Inc., and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.



_______________________
NOTARY PUBLIC




STATE OF _____________ )
                       ) ss.
COUNTY OF ___________  )


                  On this _____ day of February 1999, before me personally appeared ________________ proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as _____________________ on behalf of Delta Opportunity Fund, Ltd., and acknowledged to me that the corporation executed it.


WITNESS my hand and official seal.


______________________
NOTARY PUBLIC

EXHIBIT A  :                                           PATENT LICENSE AGREEMENT
---------                                              ------------------------


1. The License Agreement entered into by and between Laboratoire L. Lafon and Cephalon, Inc. dated as of 20 January 1993, as amended. Rights were transferred to certain patents and patent applications, including but not limited to, the following:

                               ISSUED U.S. PATENTS
                               -------------------


-------------------------------------------------------------------------------------------------------------------
     PATENT NO.                              TITLE                                   ASSIGNEE       ISSUE DATE
     ----------                              -----                                   --------       ----------
-------------------------------------------------------------------------------------------------------------------
US 4,177,290                 "Acetamide Derivatives"                                 Laboratoire       12/4/79
                                                                                     L.Lafon

-------------------------------------------------------------------------------------------------------------------
US 4,927,855                 "Levorotatory Isomer of Benzyhydrylsulfinyl             Laboratoire       5/22/90
                             Derivatives"                                            L.Lafon

-------------------------------------------------------------------------------------------------------------------
US 5,180,745                 "Method for Providing a Neuroprotective Effect"         Laboratoire       1/19/93
                                                                                     L.Lafon

-------------------------------------------------------------------------------------------------------------------
US unknown                   "Extrusion and Freeze-Drying Method for Preparing       Laboratoire       Allowed
                             Particles Containing an Active Ingredient"              L.Lafon

-------------------------------------------------------------------------------------------------------------------
US 5,391,576                 "Method for Treating and Protecting the Cerebral        Laboratoire       2/21/95
                             Tissue Against Repercussions of Cerebral Ischaemia      L.Lafon
                             and Cerebral Infarctions"

-------------------------------------------------------------------------------------------------------------------
US 5,401,776                 "Use of Modafinil for the Treatment of Urinary and      Laboratoire       3/28/95
                             Fecal Incontinence"                                     L.Lafon

-------------------------------------------------------------------------------------------------------------------
US 5,612,379                 "Modafinil for the Treatment of Sleep Apneas and        Laboratoire       4/18/97
                             Ventilatory Disorders of Central Origin"                L.Lafon

-------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
US 5,719,168                 "Acetamide Derivatives and Their Use as Feeding         Laboratoire L.    2/17/98
                             Behavior Modifiers"                                     Lafon
-----------------------------------------------------------------------------------------------------------------

                           EXHIBIT B: CEPHALON PATENT
                           --------------------------

-----------------------------------------------------------------------------------------------------------------
US 5,618,845                 "Acetamide Derivative Having Defined Particle Size"    Cephalon, Inc.     4/8/97

-----------------------------------------------------------------------------------------------------------------

                        EXHIBIT C: TRADEMARK AGREEMENT
                        ------------------------------


1. The License Agreement entered into by and between Genelco S.A. and Cephalon, Inc. dated as of 20 January 1993, as amended. Rights were transferred to a certain trademarks, including:

TRADEMARK                U.S. REGISTRATION NUMBER           REGISTRANT
---------                ------------------------           ----------
PROVIGIL                         2,000,231                  Genelco, S.A.

           EXHIBIT D: FILINGS REQUIRED TO PERFECT SECURITY INTEREST
           --------------------------------------------------------


1.   Filing with the Patent and Trademark Office

2.   Filing of UCC-1 Financing Statement with the Commonwealth of Pennsylvania

3. Filing of UCC-1 Financing Statement with the Prothonotary of Chester County, Pennsylvania

4.   Filing of UCC-1 Financing Statement with the Commonwealth of Pennsylvania

5.   Filing of UCC-1 Financing Statement with New Castle County, Delaware

                        EXHIBIT E: THE COLLATERAL AGENT
                        -------------------------------


          1. Appointment. The Holders (all capitalized terms used in this Exhibit C and not otherwise defined shall have the respective meanings provided in the Patent and Trademark Security Agreement to which this Exhibit C is attached (the "Patent and Trademark Security Agreement")), by their acceptance of the benefits of the Patent and Trademark Security Agreement, hereby irrevocably designate Delta Opportunity Fund, Ltd., as Collateral Agent to act as specified herein and in the Patent and Trademark Security Agreement. Each Buyer hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Patent and Trademark Security Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

          2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Patent and Trademark Security Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Patent and Trademark Security Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Patent and Trademark Security Agreement or any other Transaction Document a fiduciary relationship in respect of any Holder; and nothing in the Patent and Trademark Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Patent and Trademark Security Agreement except as expressly set forth herein.

          The Collateral Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Collateral Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Collateral Agent shall have the right at any time to consult with counsel on any question arising under this Patent and Trademark Security Agreement. The Collateral Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel.

          3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor and its subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor and its subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before any Obligation arises or the purchase of any Note, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Patent and Trademark Security Agreement or the financial condition of the Grantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Patent and Trademark Security Agreement, or the financial condition of the Grantor, or the existence or possible existence of any Event of Default.

          4. Certain Rights of the Collateral Agent. No Holder shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Majority Holders having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Majority Holders with respect to any act or action (including failure to act) in connection with the Patent and Trademark Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Holders or as otherwise specifically provided in the Patent and Trademark Security Agreement.

          5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Patent and Trademark Security Agreement and its duties thereunder, upon advice of counsel selected by it.

          6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Grantor and/or its subsidiaries, the Holders will reimburse and indemnify the Collateral Agent, in proportion to their respective principal amounts of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Patent and Trademark Security Agreement, or in any way relating to or arising out of the Patent and Trademark Security Agreement except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent's own negligence or willful misconduct.

          7. The Collateral Agent in its Individual Capacity. The Collateral Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Grantor or any affiliate or subsidiary of the Grantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Grantor for services to the Grantor in connection with the Transaction Documents and otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or Lien against the Collateral in any way arising from or relating to any such loan, securities transaction or business with the Grantor.

          8. Holders. The Collateral Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

          9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties under the Patent and Trademark Security Agreement at any time by giving 60 Business Days' prior written notice (as provided in the Patent and Trademark Security Agreement) to the Grantor and the Holders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

          (b) Upon any such notice of resignation, the Majority Holders shall appoint a successor Collateral Agent hereunder.

          (c) If a successor Collateral Agent shall not have been so appointed within said 60 Business Day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Majority Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 60-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Grantor and Holders in a proceeding for the appointment of a successor Collateral Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Grantor.

          (d) The fees of any successor Collateral Agent for its services as such shall be payable by the Grantor.

                                                                      EXHIBIT F

                       FORM OF PATENT SECURITY AGREEMENT


This PATENT SECURITY AGREEMENT dated this _____ day of February 1999, made by Cephalon Inc., a Delaware corporation, ("Grantor") to Delta Opportunity Fund, Ltd., as collateral agent (in such capacity, the "Collateral Agent") on behalf of the Holders.

                                  BACKGROUND

          WHEREAS, Grantor has acquired certain right, title and interest in certain U.S. patents and patent applications (identified in Exhibit A hereto);

          WHEREAS, Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of February ___, 1999 (as from time to time amended or supplemented, the "Note Purchase Agreements"), pursuant to which, among other things, the Buyers have agreed to purchase $30,000,000 aggregate principal amount of 11% Revenue Sharing Senior Secured Notes due 2002 (the "Notes");

          WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered a Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

          WHEREAS, Grantor wishes to grant to Collateral Agent a security interest in all of its property and assets to secure the performance of its obligations under the Notes;

          WHEREAS, the Grantor is contemporaneously entering into a Security Agreement and a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders; and

          WHEREAS, Grantor and Collateral Agent by this instrument seek to confirm and make a record of the grant of a security interest in the Patents.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor does hereby acknowledge that it has granted to Collateral Agent a security interest in all of Grantor's right, title and interest in, to, and under the Patents. Grantor also acknowledges and confirms that the rights and remedies of Collateral Agent with respect to the security interests in the Patents granted hereby are more fully set forth in the Patent and Trademark Security Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference.

CEPHALON                                DELTA OPPORTUNITY FUND, LTD.

By:________________________             By:___________________________
   Name:                                   Name
   Title:                                  Title:

STATE OF ____________________)
                             )  SS:
COUNTY OF ___________________)

Subscribed and sworn to this ____ day of _______________, 1999.

________________________________
Notary Public
                         My Commission Expires:  ___________

                                   EXHIBIT A


                              ISSUED U.S. PATENTS
                              -------------------

------------------------------------------------------------------------------------------------------------
   PATENT NO.                           TITLE                              ASSIGNEE            ISSUE DATE
   ----------                           -----                              --------            ----------
------------------------------------------------------------------------------------------------------------
  US 4,177,290           "Acetamide Derivatives"                           Lafon               12/4/79
                                                                           Laboratories

------------------------------------------------------------------------------------------------------------
  US 4,927,855           "Levorotatory Isomer of                           Lafon               5/22/90
                         Benzyhydrylsulfinyl Derivatives"                  Laboratories

------------------------------------------------------------------------------------------------------------
  US 5,180,745           "Method for Providing a Neuroprotective           Lafon               1/19/93
                         Effect"                                           Laboratories

------------------------------------------------------------------------------------------------------------
  US unknown             "Extrusion and Freeze-Drying Method for           Lafon               Allowed
                         Preparing Particles Containing an Active          Laboratories
                         Ingredient"

------------------------------------------------------------------------------------------------------------
  US 5,391,576           "Method for Treating and Protecting the           Lafon               2/21/95
                         Cerebral Tissue Against Repercussions of          Laboratories
                         Cerebral Ischaemia and Cerebral Infarctions"

------------------------------------------------------------------------------------------------------------
  US 5,401,776           "Use of Modafinil for the Treatment of            Lafon               3/28/95
                         Urinary and Fecal Incontinence"                   Laboratories

------------------------------------------------------------------------------------------------------------
  US 5,612,379           "Modafinil for the Treatment of Sleep             Lafon               4/18/97
                         Apneas and Ventilatory Disorders of               Laboratories
                         Central Origin"

------------------------------------------------------------------------------------------------------------
  US 5,719,168           "Acetamide Derivatives and Their Use as           Lafon               2/17/98
                         Feeding Behaviour Modifiers"                      Laboratories

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
  US 5,618,845           "Acetamide Derivative Having Defined              Cephalon, Inc.      4/8/97
                         Particle Size"

------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT G

                     FORM OF TRADEMARK SECURITY AGREEMENT

          This TRADEMARK SECURITY AGREEMENT dated this ___ day of February 1999, made by Cephalon Inc., a Delaware corporation, ("Grantor") to Delta Opportunity Fund, Ltd., as collateral agent (in such capacity, the "Collateral Agent") on behalf of the Holders.


                                  BACKGROUND

          WHEREAS, Grantor has acquired an interest in a certain trademark (the "Trademark") (identified in Exhibit A hereto);

          WHEREAS, Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of February 25, 1999 (as from time to time amended or supplemented, the "Note Purchase Agreements"), pursuant to which, among other things, the Buyers have agreed to purchase $30,000,000 aggregate principal amount of 11% Revenue Sharing Senior Secured Notes due 2002 (the "Notes");

          WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered a Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

          WHEREAS, Grantor wishes to grant to Collateral Agent a security interest in all of its property and assets to secure the performance of its obligations under the Transaction Documents;

          WHEREAS, the Grantor is contemporaneously entering into a Security Agreement and a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders;

          WHEREAS, Grantor and Collateral Agent by this instrument seek to confirm and make a record of the grant of a security interest its interest in the Trademark.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor does hereby acknowledge that it has granted to Collateral Agent a security interest in all of Grantor's interests the Trademark. Grantor also acknowledges and confirms that the rights and remedies of Collateral Agent with respect to the security interests in the Trademark granted hereby are more fully set forth in the Patent and Trademark Security Agreement, the terms and provisions of which are incorporated herein by reference.


CEPHALON, INC.                               DELTA OPPORTUNITY FUND, LTD.

By:____________________________              By:___________________________
   Name:                                        Name:
   Title:                                       Title:

STATE OF ____________________)
                             )  SS:
COUNTY OF ___________________)

Subscribed and sworn to this ____ day of _______________, 1999.

__________________________________
Notary Public
My Commission Expires:  __________

                                   EXHIBIT A

TRADEMARK                U.S. REGISTRATION NUMBER           REGISTRANT
---------                ------------------------           ----------
PROVIGIL                         2,000,231                  Genelco, S.A.